UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):       September 28, 2011

XCEL BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-31553	76-0307819
(Commission File Number)	(IRS Employer Identification No.)

475 10th Avenue, 4th Floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(347) 727-2474
(Registrant’s Telephone Number, Including Area Code)

NetFabric Holdings, Inc.
117 Randolph Avenue,
Jersey City, New Jersey 07305
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 28, 2011, XCel Brands, Inc. (the “Company”) filed an amendment to its Certificate of Incorporation with the Secretary of State of Delaware (the “Amendment”). The Amendment effected a 1 for 520.5479607 reverse stock split (the “Reverse Split”) of the Company’s common stock (“Common Stock”) such that holders of Common Stock held a total of 186,444 shares of common stock, and options and warrants to purchase 1,065 shares of Common Stock following the Reverse Split.

The Amendment did not change the number of shares of Common Stock the Company is authorized to issue. Stockholders of a majority of the Company’s outstanding Common Stock approved, by way of a written consent dated May 18, 2011, proposals authorizing the Board of Directors, in its discretion, to implement the Reverse Split and file the Amendment.

The Amendment is annexed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d)  Exhibits.

3.1           Amendment to the Amended and Restated Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC.

By:	/s/ Robert D’Loren
Robert D’Loren
Chief Executive Officer

Date: October 4, 2011